Exhibit 107
Calculation of Filing Fee Table
Form
S-3
ASR
(Form Type)
Voya Financial, Inc. (“Voya”)
Voya Holdings Inc. (“Holdings”)
(Exact Names of Registrants as Specified in their Respective Charters)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities of Voya	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Guarantees of Holdings of Senior Debt Securities of Voya	Rule 457(r)	(1)(3)	(1)(3)	(1)	(2)	(2)(3)

Fees to be Paid	Debt	Subordinated Debt Securities of Voya	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Guarantees of Holdings of Subordinated Debt Securities of Voya	Rule 457(r)	(1)(3)	(1)(3)	(1)	(2)	(2)(3)

Fees to be Paid	Other	Guarantees of Voya and Holdings	Rule 457(r)	(1)(3)	(1)(3)	(1)	(2)	(2)(3)

Fees to be Paid	Equity	Common Stock of Voya, par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Equity	Preferred Stock of Voya, par value $0.01 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Equity	Depositary Shares of Voya	Rule 457(r)	(1)(3)	(1)(3)	(1)	(2)	(2)(3)

Fees to be Paid	Other	Warrants of Voya	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Units of Voya	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$0.00		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$0.00

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.
(2)
Each registrant hereby states that it elects to rely on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Each registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Voya or Holdings being registered. No separate consideration will be received for Depositary Shares representing shares of Preferred Stock issued by Voya, and no separate registration fee will be paid in respect of such Depositary Shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0- 11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Voya Financial, Inc.	S-3	333-262924	2/23/2022		$0.00	Unallocated (Universal) Shelf		0	$1,600,656,000
Fee Offset Sources	Voya Financial, Inc.	S-3	333-262924		2/23/2022						$185,400

Rule
457(p) Statement of Withdrawal, Termination or
Completion
:
1
  Voya and Holdings previously filed a Registration Statement on Form
S-3
on February 23, 2022 (Registration
Nos. 333-262924
and 333-262924-01), as amended on November 9, 2022 and declared effective on November 15, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, a total registration fee of $185,400 was paid to the Securities and Exchange Commission with respect to an aggregate maximum offering price of $2,000,000,000 (fee rate $92.70/$1 million). As of the date of the filing of this Registration Statement, securities having an aggregate offering price of up to $1,600,656,000 were not sold under the Prior Registration Statement. The Prior Registration Statement expired on November 15, 2025, and the offering that included the unsold securities under the Prior Registration Statement has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee of $148,380.81 that was previously paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this Registration Statement.